SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): September 25, 2001


                             FIRST SCIENTIFIC, INC.
             (Exact name of registrant as specified in its Charter)


         Delaware                    0-24378                    33-0611745
(State or other jurisdiction   (Commission File Number)       (IRS Employer
  of incorporation)                                          Identification No.)


1877 West 2800 South, Suite 200, Ogden, Utah            84401
(Address of principal executive offices)             (Zip Code)


Registrant's Telephone Number, Including Area Code:  (801) 393-5781




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ITEM 4.  Change in Registrant's Certifying Accountant.

         On September 25, 2001, First Scientific, Inc. (the "Company")engaged the accounting firm of Hansen, Barnett & Maxwell as our independent public accountants to review our interim financial statements beginning with our fiscal quarter ended September 30, 2001 and to audit our financial statements beginning with our fiscal year ending December 31, 2001. The appointment of new independent public accountants was approved by the Company's Audit Committee and Board of Directors. We concluded our relationship with our former independent public accountants, Arthur Andersen LLP ("Andersen"), effective with the appointment of Hansen, Barnett & Maxwell.

         Hansen, Barnett & Maxwell previously served as our independent public accountants until August 1, 2000. From the period from the date of their prior dismissal to September 25, 2001, the Company did not consult with Hansen, Barnett & Maxwell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         During the most recent fiscal year ended December 31, 2000, and the interim period subsequent to December 31, 2000, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that would have caused Andersen to make references in their report to such disagreements.

         Andersen's report on the financial statements of the Company for the year ended December 31, 2000 contained no adverse opinion or disclaimer of opinion and was not modified as to audit scope or accounting principles, except that Andersen's report dated January 26, 2001 contained an explanatory paragraph regarding our ability to continue as a going concern.

         We have provided Andersen with a copy of this disclosure and requested that they furnish a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether they agree with the above statements. A copy of such letter, dated October 1, 2001, is filed herewith as Exhibit 16.1.

ITEM 7.   Financial Statements and Exhibits

         (a)      Financial Statements

                  None

         (b)      Exhibits

         Exhibit 16.1 Letter from Andersen dated October 1, 2001, regarding 8-K disclosure.







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       FIRST SCIENTIFIC, INC.
                                                       (Registrant)




                                           By: /s/ Randall L. Hales
                                              ----------------------------------
Date: October 1, 2001                         Randall L. Hales
                                              President and CEO